Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm and to the use of our report dated September 30, 2025 on the financial statements of the IDA Private Access Fund for the period June 25, 2025 (date of organization) to September 2, 2025 appearing in the Pre-Effective Amendment No. 1 and Amendment No. 1 to the Registration Statement on Form N-2 of the IDA Private Access Fund.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 13, 2025